Exhibit 99.1

Warren Resources Schedules Second Quarter 2014 Earnings Release and Conference Call

NEW YORK, July 31, 2014 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq:WRES) will report second quarter 2014 financial results on Monday, August 11, 2014 by issuing a press release before the market opens and conducting a conference call on that date at 9:00 a.m. Eastern Time.  The full text of the release will be available at warrenresources.com under “For Investors — News & Events”.

The conference call will also be broadcast live over the Internet and can be accessed by registering at warrenresources.com under “For Investors”. The conference call may also be accessed by calling (866) 515-2908 (international callers dial (617) 399-5122) and entering the conference i.d. 47598810.

If you are unable to listen to the live call, a recording will be available for delayed playback for one week beginning at approximately 2:00 p.m. on August 11, 2014. To access the replay, dial (888) 286-8010 (international callers dial (617) 801-6888). The confirmation code for the replay is 72999901.

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin and the Leroy Pine Project in the Santa Maria Basin, both in California and natural gas in the Washakie Basin in Wyoming.

CONTACT:  Robert Ferer, Investor Relations

212-697-9660

Warren Resources, Inc.